Exhibit 10.38

December 21, 2016

_________________
_________________

VIA ELECTRONIC MAIL

Re:  Agreement to Convert  – Promissory Note
Dear ________:

You are being sent this letter as you are currently the holder of a promissory note dated March 24, 2016 (the "Note") issued by ActiveCare, Inc. (the "Company") pursuant to which you are owed remaining principal of $64,260.69 ("Principal Amount"), along with accrued interest of $37,552.59 through September 30, 2016 (the "Interest Amount").  The Principal Amount and Interest Amount, collectively, the "Note Obligation").

Our Current Financing

As you may be aware, the Company is currently in the process of pursuing a public offering of its securities to raise up to $17,500,000 and list its securities onto the NASDAQ (the "Offering").  The Company has filed a registration statement on Form S-1 related to the Offering which is being led by Joseph Gunnar & Co (the "Underwriter"). The Company believes that attaining and maintaining the listing of our Common Stock on NASDAQ is in the best interests of our Company and its stockholders, because if listed on NASDAQ, the Company believes that the liquidity in the trading of its Common Stock could be significantly enhanced, which could result in an increase in the trading price and may encourage investor interest and improve the marketability of our Common Stock to a broader range of investors. The Company is therefore contacting you and other holders of debt and preferred stock, to request holders to convert their holdings into Common Stock.

What We Need From You
By executing and delivering this letter, you will hereby agree to automatically convert upon closing of the Offering (the "Automatic Conversion"), the Note Obligation into  Common Stock of the Company at a conversion price equal to a 20% discount to the price per share paid by investors in the Offering (the "Conversion Price"). Upon the triggering of Automatic Conversion, the Company shall send you prompt written notice (the "Automatic Conversion Notice") specifying the Conversion Price and date upon which such conversion was effective (the "Effective Date").  The Automatic Conversion Notice will also contain instructions on surrendering to the Company your original Note; provided, however, the Automatic Conversion shall be effective on the Effective Date whether or not you surrender the Note, which shall be null and void on the Effective Date.  In addition, the Note Obligation will increase based on accrued interest as the event the Automatic Conversion will occur after September 30, 2016.
Additionally, in connection with the Automatic Conversion, you will need to execute and deliver, as a condition to the Company's issuance and delivery of the shares of Common Stock underlying the Automatic Conversion, a lock-up agreement prohibiting the sale or other transfer of securities that you own in the Company for a period of 6 months beginning on the date of the closing of the Offering, in form and substance reasonably required by the Underwriter.  The foregoing lock up letter will be delivered to you shortly and you will need to return such lock up letter prior to the Effective Date (such lock up letter will include language that it will be null and void in the event the Offering is not consummated on or before February 15, 2017).

By signing below, this Letter Agreement shall serve as written confirmation that you have reviewed this Letter Agreement (and consulted with your legal and tax advisors to the extent you deemed necessary) and agree to the terms and conditions of the Automatic Conversion at the Conversion Price as described herein.  Upon the Effective Date of such conversion, you understand that you will be releasing and discharging the Company and its affiliates from any and all obligations and duties that such persons may have to you with respect to the Note and the Note Obligations.  Notwithstanding anything contained herein, in the event the Offering is not consummated on or before February 15, 2016, this Letter Agreement will terminate and shall be of no further force and effect.

This Letter Agreement contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Letter Agreement.  This Letter Agreement shall be governed by and construed in accordance with the laws of the State of Utah without regard to choice of law principles.  This Letter Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.  In case any provision of this Letter Agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this Letter Agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this Letter Agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this Letter Agreement.

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1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com

Please indicate confirmation of the terms provided herein by executing and returning this letter in the space provided below.

Very truly yours,
ACTIVECARE, INC.

By: ___________________________
Name: Jeffrey Peterson
Title: Chief Executive Officer

Date:   _________________

ACCEPTED AND AGREED:

___________________________

Date: _____________________

1365 West Business Park Drive, Orem UT 84058
P 877-219-6050  I  F 855-864-2511
www.activecare.com